EXHIBIT 99.1

Terra Tech Corp.’s Edible Garden Subsidiary to Exhibit at the Fresh Summit

 International Convention & Expo in Florida, October 18th – 20th

IRVINE, Calif. October 15, 2018 -- Terra Tech Corp. (OTCQX: TRTC), (“Terra Tech” or the “Company”) a vertically integrated cannabis-focused agriculture company, is pleased to announce that its subsidiary, Edible Garden®, will exhibit its complete range of fresh, locally grown herbs and leafy greens at the Fresh Summit International Convention & Expo, booth #305, in Orlando, Florida from Thursday October 18 - Saturday, October 20, 2018. The Fresh Summit Exposition, hosted by the Produce Marketing Association ("PMA"), brings together 20,000 participants throughout the global fresh produce and floral supply chains to learn, network, build relationships, and conduct business.

At the Fresh Summit Expo, Edible Garden will showcase its complete range of branded produce, including its Organic 4” Living Herbs, premium cut organic herbs in clamshells, organic lettuce varieties including its utility patented, nutritionally-enhanced SUPERLEAF™ lettuce, which was developed in partnership with Nutrasorb LLC, in conjunction with Rutgers University, and contains 2.5x as many antioxidants as blueberries and 5X more antioxidants than ordinary lettuce.

Edible Garden features a national delivery platform including its state-of-the-art five-acre greenhouse where it grows produce for Fortune 500 retailers. All of Edible Garden’s products are backed by sustainable and environmentally-conscious hydroponic farms and validated by a range of certifications including USDA Organic, Non-GMO, GFSI and Kosher Certification. The market for organic and locally grown produce continues to expand, with a survey by the Organic Trade Association putting the 2017 organic growth rate at 6X the pace of the overall food market. To meet this growing market demand, Terra Tech is focused on building scale at its Edible Garden business, including partnering with leading greenhouse operators for a national brand with a local delivery mandate. Additional infrastructure investments include a next generation packhouse at its Belvidere, NJ flagship farm.

Mr. Jim Kras, President and Chief Marketing Officer at Edible Garden, commented, “The Fresh Summit International Convention & Expo is a major industry event and we look forward to showcasing our complete range of produce at the convention and demonstrating our continued commitment to deliver the highest quality organic, fresh and local produce. We are the leader in ‘fresh’ with unmatched local products that are premium in quality and consistency – all produced using local growers that leverage sustainable technology. In other words, everything we sell is ‘Edible Garden’ certified quality. Additionally, we are the most innovative company in organic herbs with our new, proprietary self-watering, battery-powered herb display that enables our produce to live longer and stay fresh while on retailers’ shelves. We are also a leader in organic lettuce varieties, including Superleaf™, which is high in vitamins A & C, magnesium, iron and potassium, as well as fiber and chlorogenic acid.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

CONTACTS

Terra Tech Corp.

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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